Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, California

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement of our report dated February 26, 2018, relating to the consolidated financial statements of Trovagene, Inc. (the “Company”), which is contained by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

May 9, 2018